Exhibit 99.1

FINANCIAL STATEMENTS

Aerpio Therapeutics, Inc.

Years Ended December 31, 2016 and 2015

With Report of Independent Registered Public Accounting Firm

Aerpio Therapeutics, Inc.

Financial Statements

Years Ended December 31, 2016 and 2015

Report of Independent Registered Public Accounting Firm

The Board of Directors and Stockholders

Aerpio Therapeutics, Inc.

We have audited the accompanying balance sheets of Aerpio Therapeutics, Inc. as of December 31, 2016 and 2015, and the related statements of operations and comprehensive loss, redeemable convertible preferred stock and stockholders’ deficit and cash flows for each of the two years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. We were not engaged to perform an audit of the Company’s internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Aerpio Therapeutics, Inc. at December 31, 2016 and 2015, and the results of its operations and its cash flows for each of the two years in the period then ended, in conformity with U.S. generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has recurring losses and negative cash flows from operations and has net capital and working capital deficiencies at December 31, 2016 that raise substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Ernst & Young LLP

Cincinnati, Ohio

March 9, 2017

Aerpio Therapeutics, Inc.

Balance Sheets

	December 31
	2016	2015
Assets
Current assets:
Cash and cash equivalents	$1,609,694	$5,144,211
Short-term investments	50,000	50,000
Accounts receivable	4,157	118,516
Prepaid research and development contracts	353,434	266,327
Other current assets	209,038	386,549

Total current assets	2,226,323	5,965,603
Furniture and equipment, net	149,595	105,971
Deposits	20,960	20,960

Total assets	$2,396,878	$6,092,534

Liabilities, redeemable convertible preferred stock, and stockholders’ deficit
Current liabilities:
Accounts payable and accrued expenses	$2,470,970	$2,159,874
Convertible notes	12,386,647	—

Total current liabilities	14,857,617	2,159,874
Commitments and contingencies (Note 12)
Series A redeemable convertible preferred stock; 3,094,774 shares authorized; 2,892,193 and 3,094,774 shares issued and outstanding at December 31, 2016 and 2015	7,016,515	7,119,204
Series A1 redeemable convertible preferred stock; 19,528,622 shares authorized; 19,345,272 and 19,528,622 shares issued and outstanding at December 31, 2016 and 2015	40,897,311	39,016,008
Series A2 redeemable convertible preferred stock; 10,876,182 and 10,476,182 shares authorized; 10,468,842 and 10,476,182 shares issued and outstanding at December 31, 2016 and 2015	25,844,064	24,352,203

Total redeemable convertible preferred stock	73,757,890	70,487,415
Stockholders’ deficit:
Common stock; $.00001 par value; 40,700,000 and 40,000,000 shares authorized; 2,895,994 and 2,700,719 shares issued and outstanding at December 31, 2016 and 2015, respectively	29	27
Accumulated deficit	(86,218,658)	(66,554,782)

Total stockholders’ deficit	(86,218,629)	(66,554,755)

Total liabilities, redeemable convertible preferred stock, and stockholders’ deficit	$2,396,878	$6,092,534

See accompanying notes.

Aerpio Therapeutics, Inc.

Statements of Operations and Comprehensive Loss

	Year Ended December 31
	2016	2015
Operating expenses:
Research and development	$11,367,590	$11,625,404
General and administrative	5,265,995	5,861,151

Total operating expenses	16,633,585	17,486,555

Operating loss	(16,633,585)	(17,486,555)

Other:
Grant income	131,281	369,688
Interest (expense) income, net	(482,204)	19,622
Reimbursements from Akebia	997	27,022

Total other	(349,926)	416,332

Net loss and comprehensive loss	$(16,983,511)	$(17,070,223)

Reconciliation to net loss attributable to common stockholders:
Net loss and comprehensive loss	$(16,983,511)	$(17,070,223)
Extinguishment of preferred stock	224,224	—
Accretion of preferred stock to redemption value	(4,152,801)	(348,436)

Net loss attributable to common stockholders	$(20,912,088)	$(17,418,659)

Net loss per share attributable to common stockholders, basic and diluted	$(10.51)	$(13.52)

Weighted average common shares used in computing net loss per share attributable to common stockholders, basic and diluted	1,989,863	1,288,631

See accompanying notes.

Aerpio Therapeutics, Inc.

Statements of Redeemable Convertible Preferred Stock and Stockholders’ Deficit

								Stockholders’ Deficit
	Redeemable Convertible Preferred Stock									Additional
	Series A		Series A1		Series A2			Common Stock		Paid-In	Accumulated
	Shares	Amount	Shares	Amount	Shares	Amount	Total	Shares	Par Value	Capital	Deficit	Total
Balance at January 1, 2015	3,094,774	$6,754,096	19,528,622	$40,180,140	10,476,182	$23,204,743	$70,138,979	2,691,344	$26	$—	$(49,608,968)	$(49,608,942)
Adjustment of redeemable convertible preferred stock to redemption value	—	365,108	—	(1,164,132)	—	1,147,460	348,436	—	—	(472,845)	124,409	(348,436)
Exercise of stock options	—	—	—	—	—	—	—	9,375	1	2,999	—	3,000
Share-based compensation expense	—	—	—	—	—	—	—	—	—	469,846	—	469,846
Net loss	—	—	—	—	—	—	—	—	—	—	(17,070,223)	(17,070,223)

Balance at December 31, 2015	3,094,774	7,119,204	19,528,622	39,016,008	10,476,182	24,352,203	70,487,415	2,700,719	27	—	(66,554,782)	(66,554,755)
Adjustment of redeemable convertible preferred stock to redemption value	—	379,777	—	2,263,804	—	1,509,220	4,152,801	—	—	(1,273,638)	(2,879,163)	(4,152,801)
Conversion of preferred stock	(135,066)	(324,774)	(159,135)	(333,328)	—	—	(658,102)	144,233	1	658,101	—	658,102
Extinguishment of preferred stock	(67,515)	(157,692)	(24,215)	(49,173)	(7,340)	(17,359)	(224,224)	—	—	25,426	198,798	224,224
Conversion of Convertible Notes	—	—	—	—	—	—	—	—	—	82,818	—	82,818
Exercise of stock options	—	—	—	—	—	—	—	51,042	1	18,967	—	18,968
Share-based compensation expense	—	—	—	—	—	—	—	—	—	488,326	—	488,326
Net loss	—	—	—	—	—	—	—	—	—	—	(16,983,511)	(16,983,511)

Balance at December 31, 2016	2,892,193	$7,016,515	19,345,272	$40,897,311	10,468,842	$25,844,064	$73,757,890	2,895,994	$29	$—	$(86,218,658)	$(86,218,629)

See accompanying notes.

Aerpio Therapeutics, Inc.

Statements of Cash Flows

	Year Ended December 31
	2016	2015
Operating activities
Net loss	$(16,983,511)	$(17,070,223)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	69,673	57,977
Compensation recognized under equity incentive plan	488,326	469,846
Amortization of debt issuance costs	188,686	—
Interest expense related to convertible note conversion	2,823	—
Accounts receivable	114,359	(60,566)
Prepaid expenses and other current assets	90,404	(210,106)
Accounts payable and accrued expenses	311,096	(1,071,610)

Net cash used in operating activities	(15,718,144)	(17,884,682)
Investing activities
Purchase of furniture and equipment	(113,297)	(41,037)

Net cash used in investing activities	(113,297)	(41,037)
Financing activities
Proceeds from exercise of stock options	18,968	3,000
Proceeds from issuances of convertible notes	12,542,203	—
Cash paid for debt issuance costs	(264,247)	—

Net cash provided by financing activities	12,296,924	3,000

Net decrease in cash and cash equivalents	(3,534,517)	(17,922,719)
Cash and cash equivalents, beginning of year	5,144,211	23,066,930

Cash and cash equivalents, end of year	$1,609,694	$5,144,211

Non-cash financing activities
Accretion of preferred stock to redemption value	$4,152,801	$348,436
Extinguishment of preferred stock	$(224,224)	$—

See accompanying notes.

Aerpio Therapeutics, Inc.

Notes to Financial Statements

December 31, 2016 and 2015

1. Nature of Organization and Operations

Aerpio Therapeutics, Inc. (Aerpio or the Company) is a biopharmaceutical company focused on advanced treatment for ocular disease. The Company’s lead product, AKB-9778, a small molecule activator of the Tie-2 pathway, is being developed for diabetic retinopathy. In addition to AKB-9778, the Company is advancing a humanized monoclonal antibody directed at the same target as AKB-9778, ARP-1536 in vascular disorders of the eye. ARP-1536, currently at the preclinical development stage, is designed to address the same pathway as AKB-9778. Aerpio is also completing clinical studies with AKB-4924, a selective stabilizer of hypoxia-inducible factor-1 alpha, or HIF-1 alpha, that is being developed for the treatment of inflammatory bowel disease. The Company was incorporated on November 17, 2011, under the laws of the State of Delaware and was capitalized in December 2011 in a spinout transaction from Akebia Therapeutics, Inc. (Akebia) to enable more rapid development of its compounds.

The Company’s operations to date have been limited to organizing and staffing the Company, business planning, raising capital, acquiring and developing its technology, identifying potential product candidates, and undertaking preclinical and clinical studies. The Company has not generated any revenues to date, nor is there any assurance of any future revenues. The Company’s product candidates are subject to long development cycles, and there is no assurance the Company will be able to successfully develop, obtain regulatory approval for, or market its product candidates.

The Company is subject to a number of risks similar to other life science companies in the current stage of its life cycle, including, but not limited to, the need to obtain adequate additional funding, possible failure of preclinical testing or clinical trials, the need to obtain marketing approval for its product candidates, competitors developing new technological innovations, the need to successfully commercialize and gain market acceptance of any of the Company’s products that are approved, and protection of proprietary technology. If the Company does not successfully commercialize any of its products or mitigate any of these other risks, it will be unable to generate revenue or achieve profitability.

Aerpio Therapeutics, Inc.

Notes to Financial Statements (continued)

1. Nature of Organization and Operations (continued)

Going Concern Considerations

The accompanying financial statements have been prepared assuming the Company will continue as a going concern, which contemplates the realization of assets and payments of liabilities in the ordinary course of business. Accordingly, the financial statements do not include any adjustments relating to the recoverability and classification of asset carrying amounts or the amount of and classification of liabilities that may result should the Company be unable to continue as a going concern.

At December 31, 2016, the Company has a working capital deficiency. The Company incurred losses from operations and had negative cash flows from operating activities for the year ended December 31, 2016 and 2015 and since inception. The Company’s current operating plan indicates that it will continue to incur losses from operations and generate negative cash flows from operating activities given ongoing expenditures related to the completion of its ongoing clinical trials and the Company’s lack of revenue generating activities. In addition, the Company’s senior secured convertible notes become due on March 31, 2017. Failure to pay these notes is an event of default. These events and conditions raise substantial doubt about the Company’s ability to continue as a going concern.

The Company will need to raise additional funds in order to further advance its clinical research programs, commence additional clinical trials, and operate its business, and meet its obligations as they come due. The Company is pursuing financing alternatives, which include permanent equity financing, business development arrangements, licensing arrangements and business combination transactions. However, financing may not be available to the Company in the necessary time frame, in amounts that the Company requires, on terms that are acceptable to the Company, or at all. If the Company is unable to raise the necessary funds when needed or reduce spending on currently planned activities, it may not be able to continue the development of its product candidates or the Company could be required to delay, scale back, or eliminate some or all of its development programs and other operations and will materially harm its business, financial position, and results of operations.

Aerpio Therapeutics, Inc.

Notes to Financial Statements (continued)

2. Summary of Significant Accounting Policies

Basis of Presentation

The Company’s financial statements are prepared in accordance with U.S. generally accepted accounting principles (U.S. GAAP) and stated in U.S. dollars.

Segment Information

Operating segments are defined as components of an enterprise about which separate discrete information is available for evaluation by the chief operating decision maker, or decision-making group, in deciding how to allocate resources and in assessing performance. The Company views its operations and manages its business in one operating segment, which is the business of developing and commercializing proprietary therapeutics in vascular disorders of the eye. All of the assets and operations of the Company’s sole operating segment are located in the United States of America.

Use of Estimates

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results may differ from those estimates. Management considers many factors in selecting appropriate financial accounting policies and controls and in developing the estimates and assumptions that are used in the preparation of these financial statements. Management must apply significant judgment in this process. In addition, other factors may affect estimates, including expected business and operational changes, sensitivity and volatility associated with the assumptions used in developing estimates, and whether historical trends are expected to be representative of future trends. The estimation process often may yield a range of potentially reasonable estimates of the ultimate future outcomes, and management must select an amount that falls within that range of reasonable estimates. Estimates are used in the following areas, among others: fair value of the Company’s Common Stock and other equity instruments, accrued expenses, and income taxes.

Aerpio Therapeutics, Inc.

Notes to Financial Statements (continued)

2. Summary of Significant Accounting Policies (continued)

The Company utilizes significant estimates and assumptions in determining the fair value of its Common Stock and other equity instruments. The Company granted stock options at exercise prices not less than the fair value of its Common Stock, as determined by the Board of Directors contemporaneously at the date such grants were made. The Board of Directors has determined the estimated fair value of the Company’s Common Stock based on a number of objective and subjective factors, including external market conditions affecting the biotechnology industry sector and the prices at which the Company sold shares of preferred stock, the superior rights and preferences of securities senior to the Company’s Common Stock at the time, and the likelihood of achieving a liquidity event, such as a public offering or sale of the Company.

The Company utilized various valuation methodologies in accordance with the framework of the American Institute of Certified Public Accountants Technical Practice Aid, Valuation of Privately-Held Company Equity Securities Issued as Compensation, to estimate the fair value of its Common Stock. Each valuation methodology includes estimates and assumptions that require the Company’s judgment. These estimates and assumptions include a number of objective and subjective factors, including external market conditions, the prices at which the Company sold shares of redeemable convertible preferred stock, the superior rights and preferences of securities senior to the Company’s Common Stock at the time, and, at December 31, 2016, a probability analysis of various liquidity events under differing scenarios, including both a potential public trading scenario and potential sale scenario. Significant changes to the key assumptions used in the valuations could result in different fair values of Common Stock and other equity instruments at each valuation date.

The Company’s results can also be affected by economic, political, legislative, regulatory, and legal actions. Economic conditions, such as recessionary trends, inflation, interest and monetary exchange rates, government fiscal policies, and changes in the prices of research studies, can have a significant effect on operations. While the Company maintains reserves for anticipated liabilities and carries various levels of insurance, the Company could be affected by civil, criminal, regulatory or administrative actions, claims, or proceedings.

Cash and Cash Equivalents

Cash and cash equivalents consist of all cash on hand, deposits, and funds invested in short-term investments with remaining maturities of three months or less at the time of purchase. The Company may maintain balances with its banks in excess of federally insured limits.

Aerpio Therapeutics, Inc.

Notes to Financial Statements (continued)

2. Summary of Significant Accounting Policies (continued)

Short-Term Investments

Time deposits with remaining maturities of greater than three months but less than one year at the time of purchase are classified as short-term investments in the accompanying balance sheets.

Grant Income

Grant income is recognized as earned based on contract work performed. Grant income also includes qualifying therapeutic credits from the U.S. Treasury related to discovery projects.

Research and Development

Costs incurred in connection with research and development activities are expensed as incurred. Research and development expense consists of (i) employee-related expenses, including salaries, benefits, travel, and stock-based compensation expense; (ii) external research and development expenses incurred under arrangements with third parties, such as contract research organizations and consultants; (iii) the cost of acquiring, developing, and manufacturing clinical study materials; (iv) facilities and other expenses, which include direct and allocated expenses for rent and maintenance of facilities and laboratory and other supplies; and (v) costs associated with preclinical activities and regulatory operations.

The Company enters into consulting, research, and other agreements with commercial firms, researchers, universities, and others for the provision of goods and services.

Under such agreements, the Company may pay for services on a monthly, quarterly, project, or other basis. Such arrangements are generally cancellable upon reasonable notice and payment of costs incurred. Costs are considered incurred based on an evaluation of the progress to completion of specific tasks under each contract using information and data provided to the Company by its clinical sites and vendors. These costs consist of direct and indirect costs associated with specific projects, as well as fees paid to various entities that perform certain research on behalf of the Company.

Patents

Costs incurred in connection with the application for and issuances of patents are expensed as incurred.

Aerpio Therapeutics, Inc.

Notes to Financial Statements (continued)

2. Summary of Significant Accounting Policies (continued)

Income Taxes

Income taxes are recorded in accordance with Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) Topic 740, Income Taxes, which provides for deferred taxes using an asset and liability approach. The Company recognizes deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns. Deferred tax assets and liabilities are determined based on the difference between the financial statement and tax bases of assets and liabilities and for loss and credit carryforwards using enacted tax rates anticipated to be in effect for the year in which the differences are expected to reverse. Valuation allowances are provided, if, based upon the weight of available evidence, it is more likely than not that some or all of the deferred tax assets will not be realized.

The Company accounts for uncertain tax positions in accordance with the provisions of ASC 740. When uncertain tax positions exist, the Company recognizes the tax benefit of tax positions to the extent that some or all of the benefit will more likely than not be realized. The determination as to whether the tax benefit will more likely than not be realized is based upon the technical merits of the tax position, as well as consideration of the available facts and circumstances. As of December 31, 2016 and 2015, the Company does not have any significant uncertain tax positions. If incurred, the Company would classify interest and penalties on uncertain tax positions as income tax expense.

Net Loss per Share

The Company’s basic net loss per share attributable to common stockholders is calculated by dividing the net loss attributable to common stockholders by the weighted average number of shares of common stock outstanding for the period. The diluted net loss per share attributable to common stockholders is computed by adjusting weighted average shares outstanding for the dilutive effect of common stock equivalents outstanding for the period, determined using the treasury stock method. For purposes of this calculation, convertible preferred stock, stock options to purchase common stock, and restricted stock awards are considered to be common stock equivalents but have been excluded from the calculation of diluted net loss per share attributable to common stockholders as their effect is anti-dilutive for all periods presented. Therefore, basic and diluted net loss per share were the same for all periods presented.

Aerpio Therapeutics, Inc.

Notes to Financial Statements (continued)

2. Summary of Significant Accounting Policies (continued)

Stock-Based Compensation

The Company accounts for its stock-based compensation awards in accordance with FASB ASC Topic 718, Compensation – Stock Compensation. ASC 718 requires all stock-based payments to employees, including grants of employee stock options and restricted stock, to be recognized in the statements of operations and comprehensive loss based on their fair values. All of the Company’s stock-based awards are subject only to service-based vesting conditions. The Company estimates the fair value of its stock-based awards using the Black-Scholes option pricing model, which requires the input of subjective assumptions, including (a) the expected stock price volatility, (b) the calculation of expected term of the award, (c) the risk-free interest rate, and (d) expected dividends. The fair value of restricted stock award are determined based on the Company’s estimated common stock value.

Due to the lack of a public market for the trading of the Company’s Common Stock and a lack of company-specific historical and implied volatility data, the Company has based its estimate of expected volatility on the historical volatility of a group of similar companies that are publicly traded. The computation of expected volatility is based on the historical volatility of a representative group of companies with similar characteristics to the Company, including stage of product development and life science industry focus. The Company believes the group selected has sufficient similar economic and industry characteristics and includes companies that are most representative of the Company.

The Company uses the simplified method as prescribed by the Securities and Exchange Commission Staff Accounting Bulletin No. 107, Share-Based Payment, to calculate the expected term, as it does not have sufficient historical exercise data to provide a reasonable basis upon which to estimate the expected term for options granted to employees, and utilizes the contractual term for options granted to non-employees. The expected term is applied to the stock option grant group as a whole, as the Company does not expect substantially different exercise or post-vesting termination behavior among its employee population. The risk-free interest rate is based on a treasury instrument whose term is consistent with the expected life of the stock options.

Compensation expense related to awards to employees is calculated on a straight-line basis by recognizing the grant date fair value over the associated service period of the award, which is generally the vesting term. Awards to non-employees are adjusted through share-based compensation expense as the award vests to reflect the current fair value of such awards and are expensed using an accelerated attribution model.

Aerpio Therapeutics, Inc.

Notes to Financial Statements (continued)

2. Summary of Significant Accounting Policies (continued)

Fair Value of Financial Instruments

The Company’s financial instruments consist of cash equivalents, short-term investments, accounts receivable, and accounts payable. The Company values cash equivalents using quoted market prices. The valuation technique used to measure the fair value of short-term investments was based on net asset values corroborated with observable market data. The fair value of accounts receivable and accounts payable approximate the carrying value because of their short-term nature.

The Company is required to disclose information on all assets and liabilities reported at fair value that enables an assessment of the inputs used in determining the reported fair values. FASB ASC Topic 820, Fair Value Measurements and Disclosures, establishes a hierarchy of inputs used in measuring fair value that maximizes the use of observable inputs and minimizes the use of unobservable inputs by requiring that the observable inputs be used when available.

Observable inputs are inputs that market participants would use in pricing the asset or liability based on market data obtained from sources independent of the Company. Unobservable inputs are inputs that reflect the Company’s assumptions about the inputs that market participants would use in pricing the asset or liability and are developed based on the best information available in the circumstances. The fair value hierarchy applies only to the valuation inputs used in determining the reported fair value of the investments and is not a measure of the investment credit quality. The three levels of the fair value hierarchy are described below:

•	Level 1 – Valuations based on unadjusted quoted prices in active markets for identical assets or liabilities that the Company has the ability to access at the measurement date

•	Level 2 – Valuations based on quoted prices for similar assets or liabilities in markets that are not active or for which all significant inputs are observable, either directly or indirectly

•	Level 3 – Valuations that require inputs that reflect the Company’s own assumptions that are both significant to the fair value measurement and unobservable

To the extent that a valuation is based on models or inputs that are less observable or unobservable in the market, the determination of fair value requires more judgment. Accordingly, the degree of judgment exercised by the Company in determining fair value is greatest for instruments categorized in Level 3. A financial instrument’s level within the fair value hierarchy is based on the lowest level of any input that is significant to the fair value measurement. There were no transfers within the fair value hierarchy in 2016 or 2015.

Aerpio Therapeutics, Inc.

Notes to Financial Statements (continued)

2. Summary of Significant Accounting Policies (continued)

Based on the fair value hierarchy, assets measured or disclosed at fair value on a recurring basis are summarized below:

	Fair Value Measurements Using
	Level 1	Level 2	Level 3	Total
December 31, 2016
Assets:
Cash and cash equivalents	$1,609,694	$—	$—	$1,609,694
Short-term investments	—	50,000	—	50,000

Total assets	$1,609,694	$50,000	$—	$1,659,694

December 31, 2015
Assets:
Cash and cash equivalents	$5,144,211	$—	$—	$5,144,211
Short-term investments	—	50,000	—	50,000

	$5,144,211	$50,000	$—	$5,194,211

Concentrations of Credit Risk and Off-Balance Sheet Risk

Cash and cash equivalents and short-term investments are the only financial instruments that potentially subject the Company to concentrations of credit risk. At December 31, 2016 and 2015, all of the Company’s cash was deposited in accounts at two principal financial institutions. The Company maintains its cash and cash equivalents and short-term investments with a high-quality, accredited financial institution and, accordingly, such funds are subject to minimal credit risk. The Company has no significant off-balance sheet concentrations of credit risk, such as foreign currency exchange contracts, option contracts, or other hedging arrangements.

Comprehensive Loss

Comprehensive loss is defined as the change in equity of a business enterprise during a period from transactions and other events and circumstances from non-owner sources, if any. Comprehensive loss equaled net loss for all periods presented.

Aerpio Therapeutics, Inc.

Notes to Financial Statements (continued)

2. Summary of Significant Accounting Policies (continued)

Furniture and Equipment

Furniture and equipment is stated at cost, less accumulated depreciation. Furniture and equipment is depreciated using the straight-line method over the estimated useful lives of the assets, generally three to seven years. Such costs are periodically reviewed for recoverability when impairment indicators are present. Such indicators include, among other factors, operating losses, unused capacity, market value declines, and technological obsolescence. Recorded values of asset groups of property, plant, and equipment that are not expected to be recovered through undiscounted future net cash flows are written down to current fair value, which generally is determined from estimated discounted future net cash flows (assets held for use) or net realizable value (assets held for sale).

Research and Development Costs

Research and development costs are expensed as incurred.

Reclassifications

Certain prior year balances in the balance sheet have been reclassified to conform to the current year presentation. The reclassifications were not material to the financial statements.

Recent Accounting Pronouncements

From time to time, new accounting pronouncements are issued by the FASB or other standard setting bodies and adopted by the Company as of the specified effective date. Unless otherwise discussed, the Company believes the impact of recently issued standards that are not yet effective will not have a material impact on its financial position or results of operations upon adoption.

In March 2016, the FASB issued Accounting Standards Update (ASU) 2016-09, Improvements to Employee Share-Based Payment Accounting. This ASU is intended to simplify accounting for share-based payments. Upon adoption, this ASU will require that excess tax benefits for share-based payments be recorded as a reduction of income tax expense and reflected within operating cash flows rather than being recorded within equity and reflected within financing cash flows. This update is effective for the Company on January 1, 2017. The adoption of this new standard will not have a material impact on the Company’s financial position or results of operations.

Aerpio Therapeutics, Inc.

Notes to Financial Statements (continued)

2. Summary of Significant Accounting Policies (continued)

In February 2016, the FASB issued ASU 2016-02, Leases. This ASU will require lessees to recognize almost all leases on the balance sheet as a right-of-use asset and a lease liability. For income statement purposes, the FASB retained a dual model, requiring leases to be classified as finance leases or operating leases. This update is effective for interim and annual periods beginning after December 15, 2018, with early adoption permitted. The Company is currently assessing the effect that adoption of the new standard will have on its financial statements.

In April 2015, the FASB issued ASU 2015-03, Simplifying the Presentation of Debt Issuance Costs. This ASU requires debt issuance costs to be presented in the balance sheet as a direct deduction from the carrying value of the associated debt liability, consistent with the presentation of a debt discount. This ASU was effective for interim and annual periods beginning after December 15, 2015 and was required to be applied retrospectively. The Company adopted this ASU as of December 31, 2016, and as a result debt issuance costs of $75,561 are reducing the carrying amounts of the Company’s Convertible Notes as of December 31, 2016. There was no outstanding debt at December 31, 2015 to apply retrospective application.

In November 2015, the FASB issued ASU 2015-17, Balance Sheet Classification of Deferred Taxes. This ASU requires all deferred tax assets and liabilities to be classified as non-current on the balance sheet instead of separating into current and non-current amounts. This update is effective for annual periods beginning after December 15, 2016, and may be applied on a prospective or retrospective basis. The Company elected to early adopt this standard on a retrospective basis as of December 31, 2015. As described in Note 9, there was no impact on the current or prior period balance sheets as a result of the adoption of ASU 2015-17.

Subsequent Events

The Company evaluates events and transactions occurring subsequent to the date of the financial statements for matters requiring recognition or disclosure in the financial statements. The accompanying financial statements considered events through March 9, 2017, the date on which the financial statements were available to be issued.

Aerpio Therapeutics, Inc.

Notes to Financial Statements (continued)

3. Related-Party Arrangements

On December 22, 2011, in connection with the spinout of the Company from Akebia, the Company’s former parent company, Akebia assigned certain assets and liabilities to the Company.

In connection with the spinout of Aerpio from Akebia, the companies entered into shared services agreements. Under the terms of the shared services agreements, Akebia and Aerpio obtain from and provide to each other certain services, as outlined below. These agreements are cancelable upon mutual agreement or a sale of either company.

Below is a summary of the activities included in the statements of operations and comprehensive loss:

Activity	Financial Statement Caption	Year Ended December 31
		2016	2015
Payments to Akebia for employee costs	Research and development operating expenses	$31,246	$263,501
Payments from Akebia for facility-related charges and employee costs	Reimbursements from Akebia	1,994	27,022

A summary of Akebia receivables and payables included in the accompanying balance sheets are as follow:

Activity	Financial Statement Caption	December 31
		2016	2015
Amounts receivable from Akebia	Accounts receivable	$—	$997
Amounts payable to Akebia	Accounts payable	—	15,173

Aerpio Therapeutics, Inc.

Notes to Financial Statements (continued)

4. Furniture and Equipment

Furniture and equipment and accumulated depreciation balances are as follows:

	December 31
	2016	2015
Furniture	$156,928	$143,435
Computers	111,446	107,160
Equipment	141,067	81,418
Leasehold improvements	35,869	—

Total furniture and equipment	445,310	332,013
Accumulated depreciation	(295,715)	(226,042)

Furniture and equipment, net	$149,595	$105,971

5. Accounts Payable and Accrued Expenses

Accounts payable and accrued expenses are as follows:

	December 31
	2016	2015
Accounts payable	$1,135,608	$890,610
Professional fees	200,468	126,722
Accrued bonus	—	380,020
Accrued interest	483,442	—
Accrued vacation	52,835	56,796
Accrued project costs	541,158	696,158
Other	57,459	9,568

Total accounts payable and accrued expenses	$2,470,970	$2,159,874

Aerpio Therapeutics, Inc.

Notes to Financial Statements (continued)

6. Notes Payable to Investors

In March 2016, the Company entered into a senior secured convertible note financing (the Convertible Notes or Convertible Note Financing) totaling $9,000,000, with certain preferred investors of the Company. All preferred investors were invited to participate in the Convertible Notes Financing. In connection with the Convertible Note Financing, the Company’s Articles of Incorporation were amended such that any Preferred Stockholder that did not participate in the Convertible Note Financing would have their respective shares of Preferred Stock automatically converted into Common Stock using a 3-to-1 conversion ratio and such Preferred Stockholders would lose the right to representation on the Company’s Board of Directors and other preferred rights.

The Convertible Note Financing had two separate closings of $4,500,000 each on April 14, 2016 and July 15, 2016. Certain Preferred Stockholders chose not to participate in the Convertible Note Financing and their respective Preferred Stock was converted into shares of Common Stock in April 2016 in accordance with the terms of the Articles of Incorporation. The Company treated this as an extinguishment of Preferred Stock. The Convertible Notes accrue interest at 8% per annum, compounded annually. The Company incurred $138,312 of costs in association with the issuance of the Convertible Notes that was amortized over the seven month expected life of the Convertible Notes from the date of issuance (October 31, 2016). The Convertible Notes are also subject to mandatory prepayment upon the occurrence of certain events, such as a liquidation, dissolution, or sale of the Company. In addition and prior to maturity, the Convertible Notes are automatically convertible into shares of capital stock of the Company upon the occurrence of a sale of the Company’s capital stock in a single transaction resulting in gross proceeds to the Company of $30,000,000 (hereinafter referred to as an “Investor Sale”). The type and class of capital stock of the Company to be issued to the holder of each Convertible Note upon conversion shall be identical to the type and class of the capital stock issued in the Investor Sale. The holder of each Convertible Note will be entitled to a number of shares of capital determined by dividing (i) the outstanding principal amount of the Convertible Note plus any unpaid accrued interest by (ii) an amount equal to the price per share of capital stock paid by the purchasers of such shares in connection with the Investor Sale. The Convertible Notes are secured by a first priority perfected security interest in all of the Company’s assets.

In October 2016 the Company executed an additional senior secured Convertible Note financing (the October Convertible Notes or October Convertible Note Financing) totaling $3,500,000 with a certain preferred investors of the Company. The terms of the October Convertible Notes are identical to the Convertible Notes and are treated as an extension of the original Convertible Note Financing. The Company incurred $125,935 of costs associated with this transaction which will

Aerpio Therapeutics, Inc.

Notes to Financial Statements (continued)

6. Notes Payable to Investors (continued)

be amortized to the maturity date of March 31, 2017. In connection with the October Convertible Note Financing, the Convertible Notes were amended and their respective maturity dates were extended from October 31, 2016 to March 31, 2017. The amendments are accounted for as a modification for accounting purposes.

7. Redeemable Convertible Preferred Stock

On December 23, 2011, the Company issued 3,094,774 shares of $.00001 par value of Series A Redeemable Convertible Preferred Stock (Series A Preferred Stock) to Akebia’s stockholders in exchange for the assignment of certain development programs and related intellectual property, assets, and liabilities as part of the spinout from Akebia (see Note 3). The Company’s Series A Preferred Stock and Common Stock were distributed to Akebia’s stockholders as a distribution on the basis of 1 share of Aerpio’s Series A Preferred Stock for every 35 shares of Akebia’s Series A Preferred Stock, 1 share of Aerpio’s Series A Preferred Stock for every 100 shares of Akebia’s Series B Preferred Stock, and 1 share of Aerpio’s Common Stock for every 175 shares of Akebia’s Common Stock.

On August 28, 2012, the Company issued 5,882,353 shares of $.00001 par value of Series A1 Redeemable Convertible Preferred Stock (Series A1 Preferred Stock) at $1.70 per share for gross proceeds of $10,000,000, less issuance costs of $210,638, for net proceeds to the Company of $9,789,362. In connection with the financing, the Company exchange its then outstanding convertible promissory notes and accrued interest into 3,646,269 shares of Series A1 Preferred Stock. The exchange was pursuant to the contractual provisions of the promissory notes and was accounted for as an extinguishment and share-settled redemption. In August and November 2013, the Company issued 4,705,882 and 5,294,118 shares, respectively, of Series A1 Preferred Stock at $1.70 for gross proceeds of $8,000,000 and $9,000,000, respectively, and incurred total issuance costs of $94,326.

On April 22, 2014, the Company issued 10,476,182 shares of $.00001 par value Series A2 Redeemable Convertible Preferred Stock (Series A2 Preferred Stock) at $2.10 per share for total gross proceeds of $22,000,000. The Company incurred issuance costs of $168,648 for net proceeds to the Company of $21,831,352.

Aerpio Therapeutics, Inc.

Notes to Financial Statements (continued)

7. Redeemable Convertible Preferred Stock (continued)

In March 2016, in connection with the Convertible Note Financing described more fully in Note 6, the Company’s Articles of Incorporation were amended such that any Preferred Stockholder that did not participate in the Convertible Note Financing would have their respective shares of Preferred Stock automatically converted into Common Stock using a 3-to-1 conversion ratio and such Preferred Stockholders would lose the right to representation on the Company’s Board of Directors and other preferred rights. The amendment did not represent an increase in value to the preferred stockholders and was treated as a modification to the Preferred Stock for accounting purposes. Certain shares of redeemable convertible preferred stock held by Preferred Stockholders that elected to not participate in the Convertible Note Financing were converted to shares in the Company’s Common stock.

The rights, preferences, and privileges of Preferred Stock are as follows:

Voting

The holders of Preferred Stock are entitled to the number of votes equal to the number of whole shares of Common Stock into which the shares of Preferred Stock are convertible. Except as provided by law or otherwise, the holders of Preferred Stock vote together with the holders of Common Stock as a single class. Certain significant actions must be approved by at least 50% of the holders of Preferred Stock voting as a single class on an as converted basis. Such significant actions include significant asset transfers, acquisitions, liquidation, amendments to the certificate of incorporation, new indebtedness, repurchase of Common Stock, changes in the authorized numbers of directors constituting the Board of Directors, and the declaration of dividends.

The holders of shares of Preferred Stock are entitled to elect six members of the Company’s Board of Directors, which is subject to reduction to not less than four directors under certain circumstances. The holders of shares of Common Stock (including any holders of all shares of Preferred Stock on an as converted basis) are entitled to elect two members of the Company’s Board of Directors, which is subject to reduction to one director under certain circumstances.

Dividends

Dividends are payable, if permitted by law, in accordance with Preferred Stock terms or when and if declared by the Board of Directors. Prior to the issuance of Series A2 Preferred Stock, dividends on Series A Preferred Stock and Series A1 Preferred Stock were cumulative and accrued daily at a rate of 6% per annum whether or not declared. As part of the Series A2 Preferred Stock issuance,

Aerpio Therapeutics, Inc.

Notes to Financial Statements (continued)

7. Redeemable Convertible Preferred Stock (continued)

the dividend provisions for Series A Preferred Stock and Series A1 Preferred Stock were retrospectively amended to be noncumulative with the cumulative provision to begin after the Series A2 Preferred Stock issuance date at a rate of 6% per annum. This amendment did not significantly affect the nature of the Series A Preferred Stock and Series A1 Preferred Stock or their fair value. Accordingly, the amendment was treated as a modification for accounting purposes.

Liquidation

In the event of any voluntary or involuntary liquidation, dissolution, or winding-up of the Company, or upon the occurrence of a Deemed Liquidation Event, as defined, at the election of more than 50% of the holders of Series A2 Preferred Stock and Series A1 Preferred Stock, those holders are entitled to be paid, in preference to the holders of Series A Preferred Stock and Common Stock, out of the assets of the Company available for distribution at $2.10 per share for Series A2 Preferred Stock and $1.70 per share for Series A1 Preferred Stock, plus any accrued but unpaid dividends. After the holders of Series A1 Preferred Stock and Series A2 Preferred Stock are satisfied, the holders of Series A Preferred Stock are paid at $1.83 per share, plus any accrued but unpaid dividends before any payment is made to the holders of Common Stock.

In the event the assets of the Company available for distribution to stockholders are insufficient to pay the full amount to which the holder are entitled, the holders of Series A2 Preferred Stock and Series A1 Preferred Stock will share ratably any assets available for distribution in proportion to their relative original investment amounts. Any remaining assets of the Company will be distributed ratably among the holders of Series A Preferred Stock based upon aggregate applicable dividends accrued on Series A Preferred Stock not previously paid.

After the payment of all preferential amounts required to be paid to the holders of Preferred Stock, the remaining assets available for distribution will be distributed among the holders of Preferred Stock and Common Stock based on the pro rata number of shares held by each holder, treating such securities as if they had been converted to Common Stock immediately prior to such dissolution, liquidation, or winding-up of the Company.

Aerpio Therapeutics, Inc.

Notes to Financial Statements (continued)

7. Redeemable Convertible Preferred Stock (continued)

Conversion

Each share of Preferred Stock is convertible at the option of the holder, at any time and from time to time, into fully paid and non-assessable shares of Common Stock. The initial conversion ratio is one share of Preferred Stock for one share of the Company’s Common Stock. The applicable conversion rate is subject to future adjustments upon the occurrence of certain events.

Each share of Preferred Stock is automatically convertible into fully paid and non-assessable shares of Common Stock at the then-applicable conversion ratio, as defined, upon either: (i) the closing of the sale of shares of the Company’s Common Stock to the public in an underwritten public offering at a price of $6.30 resulting in at least $40,000,000 of gross proceeds to the Company, or (ii) the date and time, or the occurrence of an event, specified by vote or written consent of the holders of more than 50% of the then outstanding shares of Preferred Stock on an as-converted basis.

The Company evaluated each series of its Preferred Stock and determined that each individual series is considered an equity host under ASC Topic 815, Derivatives and Hedging. In making this determination, the Company’s analysis followed the whole instrument approach, which compares an individual feature against the entire Preferred Stock instrument that includes that feature. The Company’s analysis was based on a consideration of the economic characteristics and risks of each series of Preferred Stock. More specifically, the Company evaluated all of the stated and implied substantive terms and features, including: (i) whether the Preferred Stock included redemption features, (ii) how and when any redemption features could be exercised, (iii) whether the holders of Preferred Stock were entitled to dividends, (iv) the voting rights of the Preferred Stock, and (v) the existence and nature of any conversion rights. The Company concluded that as the Preferred Stock represents an equity host, the conversion feature included in all series of Preferred Stock is clearly and closely related to the associated host instrument. Accordingly, the conversion feature of all series of Preferred Stock is not considered an embedded derivative that requires bifurcation.

The Company accounts for potentially beneficial conversion features under ASC Topic 470-20, Debt with Conversion and Other Options. At the time of each of the issuances of Preferred Stock, the Company’s Common Stock into which each series of the Company’s Preferred Stock is convertible had an estimated fair value less than the effective conversion prices of the convertible Preferred Stock. Therefore, there was no beneficial conversion element on the respective commitment dates.

Aerpio Therapeutics, Inc.

Notes to Financial Statements (continued)

7. Redeemable Convertible Preferred Stock (continued)

Redemption

Preferred Stock are redeemable on or after July 31, 2017, upon a request by more than 50% of the holders of Preferred Stock then outstanding, payable in three annual installments commencing not more than 60 days following receipt by notice at a price equal to the greater of (i) the applicable original purchase price and dividends accrued but unpaid (Applicable Accrued Value), which is equal to its liquidation preference, or (ii) the Preferred Stock fair value per share. Due to this redemption option, the Shares are recorded in the mezzanine equity and subject to subsequent measurement under the guidance provided under ASC 480-10-S99. In accordance with that guidance, the Company has elected to recognize changes in redemption value immediately as they occur through adjustments to the carrying amounts of the instruments at the end of each reporting period. As of December 31, 2016 and 2015, the redemption values of all series of Preferred Stock were equal to their respective Applicable Accrued Value. The fair values of Preferred Stock are based upon a hybrid of the probability-weighted expected returns method and an option pricing model (OPM), which is a nonrecurring Level 3 fair value measurement within the fair value hierarchy. Under this hybrid model, share value is based on the probability weighted value of the Company in an a potential public trading scenario, in which the Preferred Stock converts to Common Stock, and a second scenario in which equity value is allocated using the OPM. For the public trading scenario, the Company used the guideline public company method under the market approach.

8. Common Stock

As of December 31, 2016, the Company had 40,700,000 shares of authorized Common Stock with par value of $0.00001 per share. The voting, dividend, and liquidation rights of the holders of Common Stock are subject to and qualified by the rights, powers, and preferences of the holders of Preferred Stock. The Common Stock has the following characteristics.

Voting

The holders of Common Stock are entitled to one vote for each share of Common Stock held at all meetings of stockholders and written actions in lieu of meetings. Notwithstanding the foregoing, except as otherwise required by law, holders of Common Stock shall not be entitled to vote on any amendment to the certificate of incorporation that relates solely to the terms of one or more outstanding series of Preferred Stock or pursuant to General Corporation Law.

Aerpio Therapeutics, Inc.

Notes to Financial Statements (continued)

8. Common Stock (continued)

Dividends

The holders of Common Stock are entitled to receive dividends, if and when declared by the Board of Directors. The Company may not declare or pay any cash dividends to the holders of Common Stock unless, in addition to obtaining any necessary consents, dividends are paid on each series of Preferred Stock in accordance with their respective terms. Since the Company’s inception, no dividends have been declared or paid to the holders of Common Stock.

Liquidation

In the event of any voluntary or involuntary liquidation, dissolution, or winding-up of the Company, the holders of Common Stock are entitled to share ratably in the Company’s assets available for distribution to stockholders after payment to the holders of Preferred Stock of their liquidation preferences have been satisfied.

Common Stock Reserved for Future Issuance

As of December 31, 2016, the Company has reserved the following shares of Common Stock for future issuance:

Conversion of Series A Preferred Stock	2,892,193
Conversion of Series A1 Preferred Stock	19,345,272
Conversion of Series A2 Preferred Stock	10,468,842
Conversion of unvested restricted stock awards	562,649
Exercise of options to purchase Common Stock	2,164,776

Total	35,433,732

9. Stock-Based Compensation

On November 17, 2011, the Company established the Aerpio Therapeutics, Inc. 2011 Equity Incentive Plan (the Plan). The Plan allows for the grant of either incentive stock options or non-qualified stock options to purchase Common Stock, stock bonuses, or restricted stock awards for management and certain persons performing services for the Company. As of December 31, 2016, a total of 5,860,874 shares of Common Stock were authorized for issuance in accordance with the provisions of the Plan.

Aerpio Therapeutics, Inc.

Notes to Financial Statements (continued)

9. Stock-Based Compensation (continued)

Stock Options

The options granted generally vest over 48 months. For employees with less than one year’s service, options vest in installments of 25% at the one-year anniversary and thereafter in 36 equal monthly installments beginning in the 13 month after the initial Vesting Commencement Date (as defined), subject to the employee’s continuous service with the Company. Options granted to other employees vest in 48 equal monthly installments after the initial Vesting Commencement Date, subject to the employee’s continuous service with the Company. The options generally expire ten years after the date of grant. The fair value of these options granted is recognized as an expense over the requisite service period.

The fair value of each stock option award granted during the year ended December 31, 2016 and 2015 respectively, was estimated on the grant date using the Black-Scholes option pricing model using the following weighted average assumptions:

	Year Ended December 31
	2016	2015
Expected term (years)	6.00	6.00
Risk-free interest rate	1.39%	1.97%
Expected volatility	61.00%	78.00%
Expected dividend yield	—	—

The determination of the fair value of stock option awards on the date of grant using the Black-Scholes option pricing model is affected by the estimated fair value of the Company’s common stock price, as well as a number of subjective variables. The Company engaged an independent valuation firm to assist management in estimating the fair value of the Company’s Common Stock to be used for purposes of estimating the fair value of options to purchase shares of Common Stock. The Company estimates the expected term of options granted utilizing the simplified method. As there has been no public market for the Company’s Common Stock, the Company has determined the volatility assumption for options granted based on data from a peer group of companies that issued options with substantially similar terms. The expected volatility of options granted has been determined using the average of the historical volatility measures of this peer group of companies for a period equal to the expected life of the option. The risk-free interest rate is based on the rate applicable to U.S. Treasury zero-coupon issues, with remaining maturities

Aerpio Therapeutics, Inc.

Notes to Financial Statements (continued)

9. Stock-Based Compensation (continued)

commensurate with the expected term of the options granted in effect on the date of grant. The Company has not paid, and does not anticipate paying, cash dividends on shares of Common Stock; therefore, the expected dividend yield is assumed to be zero in the option valuation model.

The following table summarizes the stock option activity during 2016:

	Shares	Weighted Average Exercise Price	Weighted Average Remaining Contractual Term (in Years)	Aggregate Intrinsic Value
Outstanding, January 1, 2016	2,117,852	$0.71		$135,711
Granted	117,217	0.77
Exercised	(51,043)	0.37
Expired/cancelled	(19,250)	0.53

Outstanding, December 31, 2016	2,164,776	$0.72	7.48	$1,030,217

Expected to vest, December 31, 2016	729,391	$0.78	8.60	$308,767
Options exercisable, December 31, 2016	1,435,385	$0.70	6.92	$721,451

Aggregate intrinsic value represents the estimated fair value of the Company’s Common Stock at the end of the period in excess of the weighted average exercise price multiplied by the number of options outstanding or exercisable. The aggregate intrinsic value of options exercisable at December 31, 2015 was $116,924.

The weighted average grant date fair value of stock options granted during the years ended December 31, 2016 was $0.52. Stock options exercised during 2016 and 2015 had an intrinsic value of $20,335 and $5,813 respectively. Compensation expense for stock options was $180,399 and $125,926 for the years ended December 31, 2016 and 2015, respectively. As of December 31, 2016, there was $293,796 of unrecognized compensation cost related to stock options, which is expected to be recognized over a weighted average period of 2.4 years.

Aerpio Therapeutics, Inc.

Notes to Financial Statements (continued)

9. Stock-Based Compensation (continued)

Restricted Stock

Shares of restricted stock generally have similar vesting terms as stock options. A summary of the Company’s restricted stock activity and related information during 2016 is as follows:

	Shares	Weighted Average Grant Date Fair Value
Nonvested, January 1, 2016	1,036,629	$0.72
Granted	—	—
Vested	(473,980)	0.66
Forfeited	—	—

Nonvested, December 31, 2016	562,649	$0.78

The Company recognized compensation expense for restricted stock of $307,927 and $343,919 for the years ended December 31, 2016 and 2015, respectively. As of December 31, 2016, there was $447,617 of unrecognized compensation cost related to these restricted stock grants, which is expected to be recognized over a weighted average period of 1.7 years.

Compensation Expense Summary

The Company has recognized the following compensation cost related to employee and non-employee stock-based compensation activity:

	Year Ended December 31
	2016	2015
Research and development	$317,644	$295,304
General and administrative	170,682	174,542

Total	$488,326	$469,846

Aerpio Therapeutics, Inc.

Notes to Financial Statements (continued)

10. Income Taxes

There was no current or deferred income tax expense or benefit for the years ended December 31, 2016 and 2015, due to the Company’s net losses and increases in its deferred tax asset valuation allowance. The components of loss before income taxes and a reconciliation of the statutory federal income tax with the provision for income taxes are as follows:

	Year Ended December 31
	2016	2015
Federal tax at statutory rate	34.00%	34.00%
State and local tax at statutory rates	0.83	0.83
Research and development credits	3.77	4.06
Change in valuation allowance	(37.28)	(38.26)
Other	(1.32)	(0.63)

Effective tax rate	0.00%	0.00%

The Company’s income tax provision was computed based on the federal statutory rate and the average state statutory rates, net of the related federal benefit.

Aerpio Therapeutics, Inc.

Notes to Financial Statements (continued)

10. Income Taxes (continued)

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income and for tax carryforwards. Significant components of the Company’s deferred tax assets and liabilities are as follows:

	December 31
	2016	2015
Deferred tax assets:
Net operating loss carryforwards	$23,146,178	$17,427,880
Accrued expenses	18,400	143,295
Stock-based compensation	96,570	—
Research and development credits	2,670,688	2,031,211
Other	20,784	19,565

Total deferred tax assets	25,952,620	19,621,951
Deferred tax liabilities:
Stock-based compensation	—	2,803
Fixed assets	8,434	9,220

Total deferred tax liabilities	8,434	12,023

Net deferred tax assets before valuation allowance	25,944,186	19,609,928
Less valuation allowance	(25,944,186)	(19,609,928)

Net deferred tax asset	$—	$—

When realization of the deferred tax asset is more likely than not to occur, the benefit related to the deductible temporary differences attributable to operations is recognized as a reduction of income tax expense. Valuation allowances are provided against deferred tax assets when, based on all available evidence, it is considered more likely than not that some portion or all of the recorded deferred tax assets will not be realized in future periods. The Company cannot be certain that future taxable income will be sufficient to realize its deferred tax assets, and accordingly, a full valuation allowance has been provided on its net deferred tax assets. The valuation allowance increased $6,334,258 in 2016 and $6,530,455 in 2015 primarily as a result of an increase in the net operating loss (NOL) and research and development credits carryforwards. The Company continues to monitor the need for a valuation allowance based on the profitability of its future operations.

Aerpio Therapeutics, Inc.

Notes to Financial Statements (continued)

10. Income Taxes (continued)

At December 31, 2016, the Company has approximately $66,464,259 of federal NOL carryforwards and approximately $66,464,259 of state NOL carryforwards that expire at various dates through 2034 and 2019, respectively. At December 31, 2016, the Company had approximately $2,670,688 of federal research and development credit carryforwards that expire at various dates through 2034.

Under the provisions of the Internal Revenue Code, NOL and tax credit carryforwards are subject to review and possible adjustment by the Internal Revenue Service and state tax authorities. NOL and tax credit carryforwards may be subject to an annual limitation in the event of certain cumulative changes in the ownership interest of significant stockholders by more than 50% over a three-year period, as defined in Sections 382 and 383 of the Internal Revenue Code and similar state provisions. The amount of the annual limitation is determined based on the value of the Company immediately before the ownership change. Subsequent ownership changes may further affect the limitation in future years. The Company has not completed a study to assess whether a change of control has occurred or whether there have been multiple changes of control since the date of the Company’s formation due to the significant complexity and cost associated with such study and that there could be additional changes in control in the future. As a result, the Company is unable to estimate the effect of these limitations, if any, on the Company’s ability to utilize NOL and tax credit carryforwards in the future.

The Company has not yet conducted a study to document whether its research activities may qualify for the research and development tax credit. Such a study may result in an adjustment to the Company’s research and development credit carryforwards; however, until a study is completed and any adjustment is known, no amounts are being presented as an uncertain tax position. A full valuation allowance has been provided against the Company’s research and development credit and, if an adjustment is required, this adjustment would be offset by an adjustment to the deferred tax asset established for the research and development credit carryforwards and the valuation allowance.

As of December 31, 2016 and 2015, the Company had no accrued uncertain tax positions or associated interest or penalties and no amounts have been recognized in the Company’s statements of operations and comprehensive loss.

The Company files income tax returns in the U.S. federal jurisdiction and various state jurisdictions. The tax years since inception remain open and subject to examination by federal and state taxing authorities.

Aerpio Therapeutics, Inc.

Notes to Financial Statements (continued)

11. Net Loss per Share

The following table sets forth the computation of the Company’s basic and diluted net loss per share for the periods presented:

	Year Ended December 31
	2016	2015
Net loss and comprehensive loss	$(16,983,511)	$(17,070,223)
Extinguishment of preferred stock	224,224	—
Accretion of preferred stock to redemption value	(4,152,801)	(348,436)

Net loss attributable to common stockholders	$(20,912,088)	$(17,418,659)

Net loss per share attributable to common stockholders, basic and diluted	$(10.51)	$(13.52)

Weighted average common shares used in computing net loss per share attributable to common stockholders, basic and diluted	1,989,863	1,288,631

The following weighted average common stock equivalents were excluded from the calculation of diluted net loss per share for the periods presented because including them would have had an anti-dilutive effect:

	December 31
	2016	2015
Convertible preferred stock (if converted)	32,706,307	33,099,578
Options to purchase common stock	1,435,385	989,845
Convertible notes (if converted)	6,164,595	—

Aerpio Therapeutics, Inc.

Notes to Financial Statements (continued)

12. Commitments and Contingencies

The Company contracts with various organizations to conduct research and development activities. In addition, the Company is a party to a lease covering 7,580 square feet of space in Cincinnati, Ohio that expires in June 2018. Total rent expense for all operating leases in 2016 and 2015 was $214,595 and $160,221 respectively. The lease agreement contains free rent, escalating rent payments and reimbursement for tenant improvements that amounted to $46,390 in fiscal 2016. Rent expense is recorded on the straight-line basis over the initial terms with the differences between rent expense and rent payments recorded as deferred rent. As of December 31, 2016 and 2015, the Company had deferred rent of $49,209 and $8,486, respectively, which is included in accrued expenses in the accompanying balance sheets. As of December 31, 2016, non-cancelable future minimum lease payments under the existing operating lease were $157,418. In addition, as of December 31, 2016, future payments related to other operating commitments arising from contracts related to research and development activities were $2,761,501 due in 2017.

	2017	2018	2019 and Thereafter	Total
Operating leases	$104,440	$52,978	$—	$157,418
All other operating commitments	2,761,501	—	—	2,761,501

Total commitments	$2,865,941	$52,978	$—	$2,918,919

13. Employee Retirement Plan

The Company created Aerpio’s 401(k) plan in 2015. Before then, the Company’s employees participated in Akebia’s 401(k) plan (Akebia Plan). In accordance with both Plans, all employees who have attained the age of 21 are eligible to participate in the Plan as of the first Entry Date, as defined, following the employment date. Each employee can contribute a percentage of compensation up to a maximum of the statutory limits per year. Company contributions are discretionary, and no contributions were made during 2016 and 2015.

14. Employee Bonus Plan

During 2012, the Company established a non-calendar year bonus plan for certain employees of the Company based on the achievement of certain milestones. The amount of bonus accrued at December 31, 2015, was $380,020, which was paid in 2016. No bonus was accrued at December 31, 2016.

Aerpio Therapeutics, Inc.

Notes to Financial Statements (continued)

15. Subsequent Events

In February 2017, the Company executed a term sheet for a senior secured convertible note financing (the February Convertible Notes or February Convertible Note Financing) totaling $297,355, with certain preferred investor of the Company. The terms of the February Convertible Notes are identical to the Convertible Notes.